Exhibit 99.1

Aprea Therapeutics Reports Fourth Quarter and Full Year 2025 Financial Results and Provides a Corporate Update

●	Early clinical proof-of-concept for WEE1 inhibitor APR-1051 in the ongoing ACESOT-1051 trial with two partial responders at first scan in endometrial cancer patients with PPP2R1A mutation
●	Clinical team strengthened with the appointment of Eugene (Gene) Kennedy, MD, as Chief Medical Advisor to support next phase of clinical development
●	Capital is in place to support key milestones, including additional enrollment of patients at key dose levels in ongoing ACESOT-1051 trial

DOYLESTOWN, PA, March 16, 2026 (GLOBE NEWSWIRE) – Aprea Therapeutics, Inc. (Nasdaq: APRE) (“Aprea”, or the “Company”), a clinical-stage precision medicine oncology company focused on the discovery and development of targeted therapies for patients with biomarker-defined cancers, today reported financial results for the fourth quarter and full year ended December 31, 2025, and provided a business update.

“We enter 2026 with strong momentum following a year of meaningful execution across our portfolio,” said Oren Gilad, Ph.D., President and Chief Executive Officer of Aprea. “We are particularly encouraged by the most recent data from the ongoing ACESOT trial evaluating APR-1051, including two patients achieving unconfirmed partial responses at first scan. These results provide early proof of clinical concept for APR-1051 and strengthen our conviction in the product’s ability to deliver a favorable therapeutic window, supporting its potential to be a differentiated WEE1 kinase inhibitor for patients with genomically defined solid tumors who have limited treatment options. We strengthened our balance sheet with successful private placements in late 2025 and early 2026, enhancing our financial flexibility and positioning the Company to execute on key development milestones. Taken together, we believe the recent progress underscores the opportunity within our DDR portfolio and reinforces our goal of developing targeted cancer therapies that have the potential to improve outcome and quality of life for patients, while also creating value for our shareholders.”

Key Business Updates and Potential Upcoming Key Milestones

ACESOT-1051: A Biomarker Focused, Phase 1 Trial of Oral WEE1 inhibitor, APR-1051

●	APR-1051 is a potent and selective, oral small molecule WEE1 inhibitor designed to potentially address therapeutic window limitations observed with earlier WEE1 programs. APR-1051 is being evaluated as a monotherapy in biomarker-defined cancers likely to respond to WEE1 inhibition. Among these, mutated PPP2R1A, FBXW7, HPV+ related and Cyclin E over expressing tumors represent a patient population with significant unmet medical need. These patient populations have a poor prognosis and limited effective treatment options.
●	On January 29, 2026, we announced the first unconfirmed partial response (uPR) observed in a patient enrolled in the ongoing Phase 1 ACESOT-1051 dose-escalation study: a patient with PPP2R1A-mutated uterine serous carcinoma, a form of endometrial cancer, treated at the 150 mg dose level of APR-1051. At the protocol-defined 8-week first imaging assessment, the patient achieved a 50% reduction in target lesion size per RECIST v1.1 criteria, along with a marked reduction in cancer antigen 125 (CA-125) levels, from 732 to 70 U/mL. CA-125 is a well-recognized tumor marker in endometrial cancer. On February 18, 2026, we announced the second uPR observed in a patient with PPP2R1A-mutated endometrial cancer, treated at the 220 mg dose level: at the first imaging assessment the patient achieved a 50% reduction in target lesion size, along with a marked decline in CA-125 from 362 at baseline to 47 U/mL, further supporting the anti-tumor activity of APR-1051.
●	Five other patients in ACESOT-1051 have achieved stable disease, including patients with HPV+ head and neck squamous cell carcinoma (HNSCC), colorectal and endometrial cancers with relevant genomic alternations.
●	APR-1051 has been safe and well tolerated with top two adverse events reported as Grade 1 or 2 were primary consistent of nausea and fatigue.
●	Dose escalation is ongoing, with patients currently being treated at Dose Level 8 (220 mg once daily) as the study continues to evaluate doses intendent to optimize therapeutic benefit while maintaining an acceptable safety profile. The company also plans to enroll additional patients to enrich for endometrial, colorectal and HPV+ tumors. A further update from ACESOT-1051 is expected in the second quarter of 2026.
●	For more information on ACESOT-1051, refer to ClinicalTrials.gov NCT06260514.

ABOYA-119: Ongoing Clinical Trial Evaluating ATR inhibitor, ATRN-119

●	ATRN-119 is a potent and highly selective first-in-class macrocyclic ATR inhibitor, designed and developed to be used in patients with tumors harboring mutations in DDR-related genes. Cancers with mutations in DDR-related genes represent a high unmet medical need. These patients often have a poor prognosis and currently lack effective therapeutics options.
●	During 4Q 2025 Aprea determined the recommended Phase 2 dose (RP2D) to be 1,100 mg for the once daily dosing for ATRN-119.
●	Following RP2D determination, Aprea has strategically paused further enrollment and has started an orderly wind-down of certain clinical trial site activities associated with the monotherapy arms as the Company explores ATRN-119 in potential combination approaches that may unlock greater clinical benefit. The Company is currently in discussions with leading academic institutions to evaluate ATRN-119 in combination with radiation in HPV+ head and neck cancer. Additional investigator-led studies evaluating ATRN-119 with immuno-oncology therapies and antibody-drug conjugates are also being explored.
●	For more information on ABOYA-119, please refer to clinicaltrials.gov NCT04905914.

Corporate

●	Aprea completed two private placements in December 2025 and January 2026, raising gross proceeds of approximately $3.1 million and $5.6 million, respectively, before deducting the placement agent’s fees and other estimated offering expenses.
●	In February 2026, the company appointed Eugene (Gene) Kennedy, MD, as Chief Medical Advisor. Dr. Kennedy is a highly accomplished physician scientist and biopharmaceutical executive with more than 20 years of experience spanning oncology clinical development, regulatory strategy, and senior corporate leadership across both public and private biotechnology companies.

Select Financial Results for the Fourth Quarter Ended December 31, 2025

●	As of December 31, 2025, Aprea reported cash and cash equivalents of $14.6 million compared to $22.8 million as of December 31, 2024. The Company believes its cash and cash equivalents as of December 31, 2025, together with the proceeds from the private placement completed in January 2026 will be sufficient to meet its currently projected operating expenses and capital expenditure requirements into the first quarter of 2027.
●	For the fourth quarter ended December 31, 2025, the Company reported an operating loss of $2.6 million, compared to an operating loss of $3.2 million in the fourth quarter of 2024.
●	Research and Development (R&D) expenses were $1.0 million for the quarter ended December 31, 2025, compared to $2.4 million for the fourth quarter of 2024. The decrease in R&D expenses was primarily related to lower expenses related to the ACESOT-1051 clinical trial to evaluate APR-1051 and the ABOYA-119 clinical trial to evaluate ATRN-119, which was voluntarily paused in October 2025, as well as a decrease in personnel costs primarily related to new hires and severance incurred during the fourth quarter of 2024.
●	General and Administrative (G&A) expenses were $1.6 million for the quarter ended December 31, 2025, compared to $1.1 million for the fourth quarter of 2024. The increase in G&A expenses was primarily related to personnel costs related to incentive compensation for our executive employees.
●	The Company reported a net loss of $2.5 million ($0.32 per basic share) on approximately 7.7 million weighted average common shares outstanding for the quarter ended December 31, 2025, compared to a net loss of $2.9 million ($0.49 per basic share) on approximately 6.0 million weighted average common shares outstanding for the comparable period in 2024.

Select Financial Results for the Year ended December 31, 2025

●	For the year ended December 31, 2025, the Company reported an operating loss of $13.2 million, compared to an operating loss of $14.3 million for the year ended December 31, 2024.
●	Grant revenues were $0.3 million for the year ended December 31, 2025, compared to $1.5 million for the year ended December 31, 2024.
●	R&D expenses were $7.0 million for the year ended December 31, 2025, compared to $9.4 million for the year ended December 31, 2024. The decrease in R&D expense was primarily related to lower expenses related to the ACESOT-1051 clinical trial to evaluate APR-1051 and the ABOYA-119 clinical trial to evaluate ATRN-119, which was voluntarily paused in October 2025, as well as a decrease in consulting expenses and personnel costs primarily related to new hires and severance incurred during the fourth quarter of 2024.
●	G&A expenses were $6.5 million for the year ended December 31, 2025, compared to $6.5 million for the year ended December 31, 2024.
●	The Company reported a net loss of $12.6 million ($1.93 per basic share) on approximately 6.5 million weighted-average common shares outstanding for the year ended December 31, 2025, compared to a net loss of $13.0 million ($2.35 per basic share) on approximately 5.5 million weighted average common shares outstanding for the comparable period in 2024.

About Aprea

Aprea is a clinical-stage precision medicine oncology company focused on the discovery and development of targeted therapies for patients with biomarker-defined cancers. The Company is pioneering a new approach to treat cancer by exploiting vulnerabilities associated with cancer cell mutations. This approach was developed to kill tumors while minimizing the effect on normal, healthy cells. Aprea’s technology has potential applications across multiple cancer types, enabling it to target a range of tumors, including ovarian, endometrial, colorectal and head and neck squamous cell carcinoma. The company’s lead programs are APR-1051, an oral, small-molecule inhibitor of WEE1 kinase, and ATRN-119, a small molecule ATR inhibitor, both in clinical development for solid tumor indications. For more information, please visit the company website at www.aprea.com.

The Company may use, and intends to use, its investor relations website at https://ir.aprea.com/ as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statement

Certain information contained in this press release includes “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended related to our study analyses, clinical trials, regulatory submissions, and projected cash position. We may, in some cases use terms such as “future,” “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “targeting,” “confidence,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team and on information currently available to management that involve risks, potential changes in circumstances, assumptions, and uncertainties. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize, and achieve market acceptance of our current and planned products and services, our research and development efforts, including timing considerations and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including, without limitation, risks related to the success, timing, and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of our ongoing clinical trials, our understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs, and our ability to predict clinical outcomes based on such preclinical and early clinical results, our ability to continue as a going concern, and the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to update such forward-looking statements for any reason, except as required by law.

Investor Contact:

Mike Moyer

LifeSci Advisors

mmoyer@lifesciadvisors.com

Aprea Therapeutics, Inc.
Consolidated Balance Sheets

	December 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$14,599,347	$22,849,885
Prepaid expenses and other current assets	961,899	726,254
Total current assets	15,561,246	23,576,139
Property and equipment, net	59,807	81,522
Restricted cash	41,186	40,170
Other noncurrent assets	271,162	281,662
Total assets	$15,933,401	$23,979,493
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$713,668	$1,352,240
Accrued expenses	2,050,690	2,008,735
Total current liabilities	2,764,358	3,360,975
Commitments and contingencies
Series A convertible preferred stock, $0.001 par value, 40,000,000 shares authorized; 31,194 and 56,227 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	727,361	1,311,063
Stockholders’ equity:
Common stock, $0.001 par value, 400,000,000 shares authorized, 8,192,538 and 5,481,055 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	8,192	5,481
Additional paid-in capital	356,709,645	350,971,225
Accumulated other comprehensive loss	(10,634,714)	(10,627,379)
Accumulated deficit	(333,641,441)	(321,041,872)
Total stockholders’ equity	12,441,682	19,307,455
Total liabilities and stockholders' equity	$15,933,401	$23,979,493

Aprea Therapeutics, Inc.
Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

	(unaudited)
Grant revenue	$3,337	$205,817	$285,759	$1,502,581
Operating expenses:
Research and development	1,008,839	2,359,086	7,043,035	9,363,537
General and administrative	1,637,591	1,072,776	6,476,560	6,458,699
Total operating expenses	2,646,430	3,431,862	13,519,595	15,822,236
Loss from operations	(2,643,093)	(3,226,045)	(13,233,836)	(14,319,655)
Other income (expense):
Interest income, net	118,664	274,626	652,086	1,289,144
Other income	77,500	—	77,500	—
Foreign currency (loss) gain	(8,701)	56,620	(95,319)	71,800
Total other income	187,463	331,246	634,267	1,360,944
Net loss	$(2,455,630)	$(2,894,799)	$(12,599,569)	$(12,958,711)
Other comprehensive (loss) income:
Foreign currency translation	(5,180)	(22,632)	(7,335)	(16,106)
Total comprehensive loss	$(2,460,810)	$(2,917,431)	$(12,606,904)	$(12,974,817)
Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(0.49)	$(1.93)	$(2.35)
Weighted-average common shares outstanding, basic and diluted	7,687,961	5,954,700	6,538,722	5,509,921